UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report — December 29, 2009

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On December 29, 2009, Bemis Company, Inc. issued a press release announcing that it is involved in discussions with the staff of the Department of Justice regarding their review, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, of Bemis’ pending acquisition of the Food Americas operations of Alcan Packaging, a business unit of international mining group Rio Tinto plc (LON: RIO; ASX: RIO).  These discussions include remedies which management believes would resolve the concerns expressed by the Department of Justice about the transaction.

Bemis previously indicated that it had anticipated receiving regulatory approval of the transaction by the end of 2009.  While discussions are progressing, management no longer anticipates that approval will be received by December 31, 2009.  It is now management’s expectation that regulatory approval will be received in early 2010.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                               Exhibits

99.1	Press Release dated December 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Senior Vice President and Chief Financial Officer		Stanley A. Jaffy, Vice President and Controller

Date December 29, 2009			Date December 29, 2009

Index to Exhibits

Exhibit No.	Description	Method of Filing

99.1	Press Release dated December 29, 2009	Electronic Transmission